SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant Filed by a Party other than the Registrant	☒ ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to § 240.14a-12

Eloquent, Inc.
(Name of Registrant as Specified In Its Charter)

Not applicable
(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box)

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4.	Proposed maximum aggregate value of transaction:

5.	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.	Amount Previously Paid:

2.	Form, Schedule or Registration Statement No.:

3.	Filing Party:

4.	Date Filed:

OPEN TEXT AND ELOQUENT ANNOUNCE ACQUISITION AGREEMENT

Waterloo, Ontario, Canada—January 9, 2003—Open Text™ Corporation (Nasdaq: OTEX, TSX: OTC) and Eloquent, Inc. (Nasdaq: ELOQ) today announced that they have entered into a definitive acquisition agreement in which a wholly owned subsidiary of Open Text will acquire all of the issued and outstanding shares of Eloquent for cash consideration of up to US $6,720,000, or approximately $0.34 per share, of which US $1,000,000 will be held in escrow to secure certain representations, warranties and covenants of Eloquent in the acquisition agreement. The purchase price is also subject to downward closing adjustment based on Eloquent’s net cash at closing as described in the acquisition agreement. The companies expect the transaction to close in the next 90 days subject to certain conditions, including approval by Eloquent’s stockholders.

Eloquent’s closed-loop “sales readiness” solution, LaunchForce™, is built on a scaleable technology platform designed to deploy corporate knowledge to front-line employees and partners. Benefits of integration with Open Text’s Livelink®, the leading collaboration and knowledge management system, include:

•	Enhancing Livelink MeetingZone™ with live video conferencing and rich automatic archiving

•	Adding Livelink for Sales Readiness, a packaged solution for keeping sales forces ready to sell, to the Livelink Application Portfolio.

•	Adding powerful collaboration and knowledge management capabilities to LaunchForce

“With Eloquent, we’re adding a great team of technical experts who have developed a robust technology platform for using rich media to improve business communications. Upon completion of the acquisition, we will work together to integrate our teams, while continuing to support and serve LaunchForce customers,” said Tom Jenkins, Chief Executive Officer of Open Text. “Going forward, we have a great opportunity to create new collaboration and knowledge management solutions by combining synchronized audio and video with Livelink and Livelink MeetingZone.”

“Joining Open Text, an established global software leader, helps us better meet the support and service needs of our Fortune 1000 customers. LaunchForce customers will benefit from the integration of Open Text’s collaboration, knowledge management and content management technologies into LaunchForce,” said Cliff Reid, Chief Executive Officer of Eloquent.

“This agreement is the result of a comprehensive effort by Eloquent to find alternatives to maximize stockholder value. Our customers and prospects have become increasingly concerned about our financial position, which has slowed revenues and jeopardized our growth plans,” said Cliff Reid. “Over the past six months, we have discussed opportunities with over 60 companies, and selected Open Text as the best alternative for our stockholders.” U.S Bancorp Piper Jaffray served as financial advisor to the board of directors of Eloquent.

The board of directors of Eloquent unanimously approved the transaction and will call a special meeting of stockholders as soon as possible to approve the transaction. A proxy statement describing the terms and voting instructions will be distributed to Eloquent stockholders as described below. The directors and officers of Eloquent have indicated their intent to vote their shares, representing approximately 26% of Eloquent’s common stock, in favor of the transaction.

About Eloquent Inc.:
 Eloquent® provides sales effectiveness solutions to Fortune 1000 companies - enabling organizations to increase the productivity of their sales and marketing functions, accelerate new revenues, and reduce product launch expenses. Using Eloquent’s patent-pending rich media platform, LaunchForce™ provides a closed-loop, sales readiness solution that helps companies better equip employees, partners, and channels with the information they need to be more effective. More than 50 Fortune 1000 companies, including Alcatel, BMC Software, BT, Eastman Kodak, Fujitsu, H&R Block, Hewlett-Packard and TIAA-CREF use Eloquent’s solutions. For more information, visit www.eloquent.com.

About Livelink:
 Livelink is the leader in collaboration and knowledge management for the global enterprise. Its richly featured enterprise services include virtual team collaboration, business process automation, enterprise group scheduling and information retrieval services, all tightly integrated into a solution that is easily customized and extended. Livelink is essential to the effective management and development of communities of interest that span organizations and industries. For everything from the creation of complex
e-community relationships to the automation of simple e-business processes, Livelink delivers true dynamic collaboration between individuals, organizations and large trading communities. Livelink servers are fully Web-based and open-architected to ensure rapid deployment and easy access to its full functionality through a standard Web browser. For more information, visit www.opentext.com/livelink.

About Open Text:
 Since 1991, Open Text Corporation has delivered innovative software that brings people together to share knowledge, achieve excellence, deliver innovation, and enhance processes. Its legacy of innovation began with the successful deployment of the world’s first search engine technology for the Internet. Today, as the leading global supplier of collaboration and knowledge management software for the enterprise, Open Text supports six million seats across 4,500 corporations in 31 countries and 12 languages throughout the world. As a publicly traded company, Open Text manages and maximizes its resources and relationships to ensure the success of great minds working together. For more information, visit www.opentext.com.

Interests of Certain Persons in the Acquisition
 Eloquent will be soliciting proxies from Eloquent’s stockholders in favor of the approval of the acquisition. The directors and executive officers of Eloquent and the directors and executive officers of Open Text may be deemed to be participants in Eloquent’s solicitation of proxies. The directors and executive officers of Eloquent have interests in the acquisition, some of which may differ from, or may be in addition to, those of Eloquent’s stockholders generally. Those interests will be described in greater detail in the proxy statement with respect to the acquisition, which may include potential employment relationships, option and stock holdings and indemnification.

Forward-Looking Statements:
 This press release may contain “forward-looking statements” relating to the proposed acquisition of Eloquent, Inc. and the future performance of Open Text Corporation (the “Company”). Forward-looking statements are neither promises nor guarantees, but are subject to risks, uncertainties and other factors that may cause the actual results, performance or achievements of Eloquent or the Company, or developments in Eloquent’s or the Company’s business or its industry, to differ materially from the anticipated results, performance, achievements or developments expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: (1) risks involved in whether and when the proposed acquisition will be completed and, if completed, in the integration of Eloquent into the Company; (2) expected cost savings from the acquisition may not be fully realized or realized within the expected time frame; (3) revenue of the combined company may be lower than expected; (4) the possibility of technical, logistical or planning issues in connection with deployments; (5) costs or difficulties related to obtaining stockholder approval for completing the acquisition, if obtained at all, and, following the acquisition, the integration of the companies may be more difficult than expected; (6) legislative or regulatory changes may adversely affect the businesses in which the companies are engaged; and (7) changes may occur in the securities or capital markets. A more detailed discussion of these and other important risk factors can be found in the sections entitled “Business”, “Quantitative and Qualitative Disclosure About Market Risk” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in documents filed by Eloquent with the Securities and Exchange Commission (the “SEC”), including Eloquent’s Report on Form 10-K/A for the fiscal year ended December 31, 2001, and by the Company with the SEC, the Ontario Securities Commission and other securities regulatory authorities across Canada, including the Company’s Report on Form 10-K for the fiscal year ended June 30, 2001. Forward-looking statements in this press release are based on management’s beliefs and opinions at the time the statements are made, and there should be no expectation that these forward-looking statements will be updated or supplemented as a result of changing circumstances or otherwise, and the Company and Eloquent disavow and disclaim any obligation to do so.

Additional Information and Where to Find It
 Eloquent will be filing a copy of the merger agreement with the Securities and Exchange Commission on Form 8-K. Eloquent plans to file and mail to its stockholders a proxy statement containing information about Eloquent, the acquisition and related matters. Stockholders are urged to read the proxy statement carefully when it is available, as it will contain important information that stockholders should consider before making a decision about the acquisition. When available, stockholders will be able to obtain the proxy statement, as well as other filings containing information about Eloquent, without charge, at the SEC’s Internet site (http://www.sec.gov). Copies of the proxy statement, when available, and Eloquent’s SEC filings will also be obtainable, without charge, from Eloquent’s Chief Financial Officer at Eloquent, Inc., 1730 South El Camino Real, San Mateo, California 94402, phone (650) 294-6500.

In addition to the Proxy Statement, Eloquent and the Company file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission and, with respect to the Company, with the Ontario Securities Commission and other securities regulatory authorities across Canada. You may read and copy any reports, statements or other information filed by the Company or Eloquent at the SEC public reference room at 450 Fifth

Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the public reference room. The Company’s and Eloquent’s filings with the Commission are also available to the public from commercial document-retrieval services and at the website maintained by the Commission at http://www.sec.gov.

Trademark Information:
 Copyright (C) 2003 by Open Text Corporation. LIVELINK, LIVELINK MEETINGZONE, and OPEN TEXT are trademarks or registered trademarks of Open Text Corporation in the United States of America, Canada, the European Union and/or other countries. This list of trademarks is not exhaustive. Other trademarks, registered trademarks, product names, company names, brands and service names mentioned herein are property of Open Text Corporation or other respective owners. Eloquent and LaunchForce are trademarks or registered trademarks of Eloquent, Inc. All other trademarks are the property of their respective owners.

For more information, please contact:
Richard Maganini
 Director, Public Relations
 Open Text Corporation
 1-847-267-9330 ext.4266
 rmaganin@opentext.com

Greg Secord
 Director, Investor Relations
 Open Text Corporation
 1-519-888-7111 ext.2408
 gsecord@opentext.com

John Curson
 Chief Financial Officer
 Eloquent, Inc.
 1-650-294-6500
 jcurson@eloquent.com

Karen Keating
 Investor Relations for Eloquent
 FRB/Weber Shandwick
 1-415-986-1591